Exhibit 99.1
Company Contact
Ryan Hymel, Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Third Quarter 2017 Results

Fairfax, VA, November 6, 2017 – Playa Hotels & Resorts N.V. (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three and nine months ended September 30, 2017.

Three Months Ended September 30, 2017 Results

▪	Net Loss was $5.7 million compared to a Net Loss of $1.6 million over the comparable 2016 period

▪	Comparable Net Package RevPAR(1) increased 5.9% over the comparable 2016 period to $181.65

▪	Total Net Package RevPAR increased 2.0% over the comparable 2016 period to $174.97, driven by Net Package ADR growth of 6.0%

▪	Resort EBITDA decreased 6.0% over the comparable 2016 period to $31.9 million

▪	Resort EBITDA Margin decreased 2.7 percentage points over the comparable 2016 period to 27.8%

▪	Adjusted EBITDA decreased 5.0% over the comparable 2016 period to $24.3 million

Nine Months Ended September 30, 2017 Results

▪	Net Income was $11.4 million compared to $44.8 million over the comparable 2016 period

▪	Comparable Net Package RevPAR(1) increased 9.4% over the comparable 2016 period to $221.13

▪	Total Net Package RevPAR increased 7.5% over the comparable 2016 period to $217.24, driven by Occupancy growth of 180 basis points and Net Package ADR growth of 5.1%

▪	Resort EBITDA increased 9.9% over the comparable 2016 period to $163.2 million

▪	Resort EBITDA Margin increased 0.7 percentage points over the comparable 2016 period to 38.6%

▪	Adjusted EBITDA increased 11.0% over the comparable 2016 period to $139.8 million

“It’s been a very active quarter for Playa with a number of influences on our financial and operational results. We believe that while we have experienced short and immediate-term disruption, the medium and longer-term affects will accrue to the benefit of Playa, our resorts, and most importantly our guests.”
– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

(1)	Comparable Net Package RevPAR removes the room nights out of service due to renovation and hurricane disruption from the available room nights.

Recent Developments

▪
In July, we closed on the acquisition of the land site for the new Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana – in the sought-after luxury development of Cap Cana, in Punta Cana, Dominican Republic. We broke ground and began development on the 750-room resort in August.

▪
In September, we entered into a long-term agreement to manage the 184-room Sanctuary Resort in Cap Cana. This marks the first of what we believe will be a rapidly growing business segment for Playa in third party management. The management contract's term is 15 years with two automatic extensions of five years. Effective at the time of signing, Playa has full indefinite rights to the Sanctuary brand and is negotiating an option to ac    quire 30% of the equity interest in the resort upon its successful expansion and renovation.

Impact from Natural Disasters
The Company is providing a preliminary assessment of the financial impact of the storms and other travel disruptions to our markets during the third quarter of 2017.

▪	Hyatt Ziva Los Cabos, Mexico: The resort remained operational during Tropical Storm Lidia with limited services. Minimal damage was sustained.

▪	Dreams Punta Cana, Dominican Republic: The resort was impacted by both Hurricane Irma and Hurricane Maria.

▪	The resort was evacuated during Hurricane Irma but suffered no significant damage.

▪
The resort was evacuated during Hurricane Maria and was impacted more heavily. The resort was closed from September 18th until October 7th. A property insurance claim including business interruption has been filed.

▪	Dreams Palm Beach, Dominican Republic: The resort was impacted by both Hurricane Irma and Hurricane Maria.

▪	The resort remained open with limited services during Hurricane Irma and suffered no significant damage.

▪
The resort was evacuated during Hurricane Maria and suffered some water, electrical, roof, equipment and landscaping damage. The resort resumed normal operations September 22nd, a few days after the Hurricane.

▪	Dreams La Romana, Dominican Republic: The resort was impacted by both Hurricane Irma and Hurricane Maria.

▪	The resort remained open with limited services during Hurricane Irma and suffered no significant damage.

▪	The resort provided shelter and took in guests evacuated from surrounding areas during Hurricane Maria. The property only sustained minimal landscaping damage.

▪
Financial Impact: The recent natural disasters including Tropical Storm Lidia, Hurricane Harvey, Hurricane Irma and Hurricane Maria directly and indirectly impacted the operating results of our resorts. The Company’s estimate of the financial impact of the natural disasters, other travel disruptions to our markets and renovation disruptions is as much as $10.0 million to $12.0 million lost EBITDA for FY 2017. The following estimates exclude any proceeds from business interruption insurance, as the timing of recognition of such proceeds is uncertain.

Financial and Operating Results

The following table sets forth information with respect to our Occupancy, Net Package ADR, Net Package RevPAR, Total Net Revenue, Resort EBITDA, Corporate Expenses, and Adjusted EBITDA for the three and nine months ended 2017 and 2016 for our portfolio:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change		2017	2016	Change
Occupancy	78.5%	81.6%	(3.1	)pts	82.6%	80.8%	1.8	pts
Net Package ADR	$222.80	$210.26	6.0%		$263.00	$250.12	5.1%
Comparable Net Package RevPAR (1)	$181.65	$171.52	5.9%		$221.13	$202.13	9.4%
Total Net Package RevPAR	$174.97	$171.52	2.0%		$217.24	$202.13	7.5%
Total Net Revenue (2)	$114,795	$111,171	3.3%		$422,720	$392,269	7.8%
Resort EBITDA (3)	$31,863	$33,885	(6.0	) %	$163,165	$148,475	9.9%
Resort EBITDA Margin	27.8%	30.5%	(2.7	)pts	38.6%	37.9%	0.7	pts
Corporate Expenses	$7,544	$8,288	(9.0	) %	$23,354	$22,536	3.6%
Adjusted EBITDA (4)	$24,319	$25,597	(5.0	) %	$139,811	$125,939	11.0%
Adjusted EBITDA Margin	21.2%	23.0%	(1.8	)pts	33.1%	32.1%	1.0	pts

(1)	Comparable Net Package RevPAR removes the room nights out of service due to renovation and hurricane disruption from the available room nights.

(2)
Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to Total Revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(3)	A description of how we compute Resort EBITDA and a reconciliation of Net Income to Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(4)
A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

Balance Sheet

As of September 30, 2017, the Company held $137.8 million in cash and cash equivalents. Total interest-bearing debt was $888.7 million, comprised of $528.7 million of Term Loan B secured debt due 2024 and $360.0 million of 8.00% Senior Notes due 2020. As of September 30, 2017, there were no amounts outstanding on the Company’s $100.0 million Revolving Credit Facility.
We have spent $50.3 million thus far on the development of our Hyatt Ziva and Zilara in Cap Cana, including purchasing the land. Adjusted net debt excluding that spending is $700.6 million.
Guidance

The Company has revised its annual guidance for 2017. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company expects Adjusted EBITDA for the full year 2017 to be as follows:

	Low End	High End
Adjusted EBITDA	$168.0 million	$170.0 million

Earnings Call

The Company will host a conference call to discuss its third quarter results on Tuesday, November 7, 2017 at 11:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (866) 393-5826 for domestic participants and (954) 320-0070 for international participants. The conference ID number is 6387109. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, November 7, 2017. This replay will run through Tuesday, November 21, 2017. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa Hotels & Resorts N.V. (“Playa”) is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns a portfolio consisting of 13 resorts (6,130 rooms) located in Mexico, the Dominican Republic and Jamaica. Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancún, Hyatt Zilara and Hyatt Ziva Rose Hall Jamaica, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos, as well as three resorts under Playa’s brands, THE Royal and Gran.  The Company also operates the Sanctuary Cap Cana, in the Dominican Republic, and owns five resorts in Mexico and the Dominican Republic that are managed by a third party.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Form S-4 registration statement, filed in June 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties for a period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total net package revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our total portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
"Net Package RevPAR" is the product of Net Package ADR (as defined above) and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Revenue, Net Package Revenue and Net Non-package Revenue
We derive net revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net revenue is recognized when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized. Food and beverage revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed. Net revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition.
In analyzing our results, our management differentiates between Net Package Revenue and Net Non-package Revenue (as such terms are defined below). Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day. “Net Package Revenue” consists of net revenues derived from all-inclusive packages purchased by our guests. “Net Non-package Revenue” primarily includes net revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package.

The following table shows a reconciliation of Total Net Revenue to Total Revenue for the three and nine months ended 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total Net Package Revenue	$98,674	$96,919	$363,766	$340,171
Total Net Non-package Revenue	16,121	14,252	58,954	52,098
Total Net Revenue	114,795	111,171	422,720	392,269
Plus: Compulsory Tips	3,547	2,943	10,287	9,101
Total Revenue	$118,342	$114,114	$433,007	$401,370
EBITDA, Adjusted EBITDA and Resort EBITDA
We define EBITDA, a non-U.S. GAAP financial measure, as net income (loss), determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

▪	Other expense (income), net

▪	Impairment loss

▪	Management termination fees

▪	Pre-opening expenses

▪	Transaction expenses

▪	Severance expenses

▪	Other tax expense

▪	Property damage insurance proceeds

▪	Share-based compensation expense

▪	Loss (gain) on extinguishment of debt

▪
Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; and Jamaica delayed opening accrual

We define Resort EBITDA as Adjusted EBITDA before corporate expenses.
We believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense (income), net), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, impairment losses, such as those resulting from hurricane damage, and related revenue from insurance policies, other than business interruption insurance policies, as well as expenses incurred in connection with closing or reopening resorts that undergo expansions or renovations, are infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time.

The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our "Board") and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
EBITDA, Adjusted EBITDA and Resort EBITDA are not substitutes for net income (loss) or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, EBITDA, Adjusted EBITDA, and Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA and Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net income to EBITDA, Adjusted EBITDA and Resort EBITDA for the three and nine months ended 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net (loss) income	$(5,667)	$(1,560)	$11,442	$44,831
Interest expense	13,099	13,418	41,187	40,619
Income tax provision (benefit)	226	(841)	20,105	(5,270)
Depreciation and amortization	13,808	13,022	40,093	38,809
EBITDA	$21,466	$24,039	$112,827	$118,989

Other (income) expense, net (a)	$(1,782)	$225	$(1,191)	$2,414
Share-based compensation expense	1,843	—	2,803	—
Loss on extinguishment of debt	—	—	12,526	—
Transaction expense (b)	1,893	1,203	11,193	3,874
Severance expense	—	—	442	—
Other tax expense (c)	175	309	598	971
Jamaica delayed opening accrual (d)	(41)	—	(152)	—
Property damage insurance proceeds (e)	—	(179)	—	(309)
Repairs from hurricanes and tropical storms (f)	765	—	765	—
Adjusted EBITDA	24,319	25,597	139,811	125,939
Corporate expenses	7,544	8,288	23,354	22,536
Resort EBITDA	$31,863	$33,885	$163,165	$148,475

(a)	Represents changes in foreign exchange and other miscellaneous expenses or income.

(b)
Represents expenses incurred in connection with corporate initiatives, such as: the redesign and build-out of our internal controls; other capital raising efforts including the business combination with Pace; and strategic initiatives, such as possible expansion into new markets. We eliminate these expenses from Adjusted EBITDA because they are not attributable to our core operating performance.

(c)
Relates primarily to a Dominican Republic asset tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax expense we eliminate from our calculation of EBITDA.

(d)
Represents a reversal on an expense accrual recorded in 2014 related to our future stay obligations provided to guests affected by the delayed opening of Hyatt Ziva and Hyatt Zilara Rose Hall. The partial reversal of this accrual occurred throughout 2017.

(e)	Represents a portion of the insurance proceeds related to property insurance and not business interruption proceeds.

(f)
Represents repair and maintenance expenses at Hyatt Ziva Los Cabos due to Tropical Storm Lidia and Dreams Punta Cana due to Hurricane Maria for $0.4 million and $0.3 million respectively. These are expenses incurred that are not covered by insurance claims or offset by insurance proceeds.

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of September 30,	As of December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$137,827	$33,512
Restricted cash	4,571	9,651
Trade and other receivables, net	33,747	48,881
Accounts receivable from related parties	1,128	2,532
Inventories	11,180	10,451
Prepayments and other assets	30,193	28,633
Property, plant and equipment, net	1,447,657	1,400,317
Investments	1,174	1,389
Goodwill	51,731	51,731
Other intangible assets	1,727	1,975
Deferred tax assets	1,818	1,818
Total assets	$1,722,753	$1,590,890
LIABILITIES, CUMULATIVE REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY
Trade and other payables	127,788	145,042
Accounts payable to related parties	3,363	8,184
Income tax payable	6,284	5,128
Debt	877,699	780,725
Debt to related party	—	47,592
Deferred consideration	—	1,836
Other liabilities	20,362	8,997
Deferred tax liabilities	76,832	76,832
Total liabilities	$1,112,328	$1,074,336
Commitments and contingencies
Cumulative redeemable preferred shares (par value $0.01; 0 and 28,510,994 shares authorized, issued and outstanding as of September 30, 2017 and December 31, 2016, respectively; aggregate liquidation preference of $0 and $345,951 as of September 30, 2017 and December 31, 2016, respectively)	—	345,951
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 110,305,064 and 50,481,822 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively)	11,803	5,386
Paid-in capital	772,231	349,358
Accumulated other comprehensive loss	(3,750)	(3,719)
Accumulated deficit	(169,859)	(180,422)
Total shareholders' equity	610,425	170,603
Total liabilities, cumulative redeemable preferred shares and shareholders' equity	$1,722,753	$1,590,890

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
($ in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Package	$102,093	$99,798	$373,502	$348,808
Non-package	16,249	14,316	59,505	52,562
Total revenue	118,342	114,114	433,007	401,370
Direct and selling, general and administrative expenses:
Direct	75,650	67,995	232,132	214,039
Selling, general and administrative	23,008	22,034	76,713	66,237
Depreciation and amortization	13,808	13,022	40,093	38,809
Insurance proceeds	—	(179)	—	(309)
Direct and selling, general and administrative expenses	112,466	102,872	348,938	318,776
Operating income	5,876	11,242	84,069	82,594
Interest expense	(13,099)	(13,418)	(41,187)	(40,619)
Loss on extinguishment of debt	—	—	(12,526)	—
Other income (expense), net	1,782	(225)	1,191	(2,414)
Net (loss) income before tax	(5,441)	(2,401)	31,547	39,561
Income tax (provision) benefit	(226)	841	(20,105)	5,270
Net (loss) income	(5,667)	(1,560)	11,442	44,831
Other comprehensive income (loss), net of taxes:
Benefit obligation gain (loss)	11	35	(31)	44
Other comprehensive income (loss)	11	35	(31)	44
Total comprehensive (loss) income	$(5,656)	$(1,525)	$11,411	$44,875
Dividends of cumulative redeemable preferred shares	—	(11,469)	(7,922)	(33,164)
Non-cash dividend to warrant holders	—	—	(879)	—
Net (loss) income available to ordinary shareholders	$(5,667)	$(13,029)	$2,641	$11,667
(Losses) earnings per share - Basic	$(0.05)	$(0.26)	$0.03	$0.12
(Losses) earnings per share - Diluted	$(0.05)	$(0.26)	$0.03	$0.12
Weighted average number of shares outstanding during the period - Basic	110,286,197	50,481,822	92,377,968	50,481,822
Weighted average number of shares outstanding during the period - Diluted	110,286,197	50,481,822	92,453,447	50,481,822

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of September 30, 2017
($ in millions)

	Maturity			Applicable Rate	LTM Interest
Debt	Date	# of Years	Debt
Revolving credit facility (1)	Apr-22	4.6	$0.0	0.5%	$0.2
Term loan (2)	Apr-24	6.6	528.7	4.3%	16.0
Senior notes	Aug-20	2.9	360.0	8.0%	35.2
Total debt		5.1	$888.7	5.8%	$51.4
Less: cash and cash equivalents (3)			(137.8)
Net debt (Face)			$750.9
Cap Cana Spending			50.3
Adjusted Net debt			$700.6

(1)
As of September 30, 2017, the total borrowing capacity under our revolving credit facility was $100.0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of September 30, 2017, the commitment fee on undrawn balances of our revolving credit facility is 0.5%.

(2)	The interest rate on our term loan is L+300 bps with a LIBOR floor of 1%. 3-mo LIBOR is currently 1.32%.

(3)	Based on cash balances on hand as of September 30, 2017.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended September 30, 2017 and 2016

		Occupancy			Net Package ADR			Net Package RevPAR			Total Net Revenue			Resort EBITDA			EBITDA Margin
	Rooms	2017	2016	Pts Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	Pts Change
Yucatàn Peninsula	2,708	86.2%	88.1%	(1.9)pts	$242.21	$232.77	4.1%	$208.80	$204.97	1.9%	$59,630	$56,883	4.8%	$20,824	$23,274	(10.5)%	34.9%	40.9%	(6.0)pts
Pacific Coast	926	68.0%	72.3%	(4.3)pts	231.95	209.28	10.8%	157.71	151.33	4.2%	15,872	15,121	5.0%	3,758	3,851	(2.4)%	23.7%	25.5%	(1.8)pts
Caribbean Basin	2,496	74.1%	78.0%	(3.9)pts	195.19	182.88	6.7%	144.67	142.55	1.5%	39,283	39,165	0.3%	7,281	6,760	7.7%	18.5%	17.3%	1.2pts
Total Portfolio	6,130	78.5%	81.6%	(3.1)pts	$222.80	$210.26	6.0%	$174.97	$171.52	2.0%	$114,785	$111,169	3.3%	$31,863	$33,885	(6.0)%	27.8%	30.5%	(2.7)pts

Highlights

Yucatán Peninsula

▪	Net Package RevPAR increased 1.9% over the comparable period in the prior year, driven by an increase in Net Package ADR of 4.1%, which was offset by a decrease in occupancy of 190 basis points.

▪	Resort EBITDA decreased $2.5 million or 10.5% over the prior year.

▪
This decrease was primarily the result of Gran Caribe and Gran Porto, which together accounted for a decrease of $3.1 million compared to prior year. These resorts had a decrease in occupancy and package revenue, as well as an increase in operational expenses to advance the renovations and conversion of these resorts to the Panama Jack brand. These renovations are on track to be completed by early December.

Pacific Coast

▪	Net Package RevPAR increased 4.2% over the comparable period in the prior year, driven by an increase in Net Package ADR of 10.8%, which was offset by a decrease in occupancy of 430 basis points.

▪	Resort EBITDA decreased $0.1 million or 2.4% over the prior year.

▪	This decrease was attributable to Hyatt Ziva Puerto Vallarta which had higher food and beverage and utility costs for the three months ended September 30, 2017 compared to prior year.

Caribbean Basin

▪	Net Package RevPAR increased 1.5% over the prior year, driven by an increase in Net Package ADR of 6.7%, which was offset by a decrease in Occupancy of 390 basis points.

▪	Resort EBITDA increased $0.5 million, or 7.7%, over the prior year.

▪	This increase was primarily attributable to the performance of Hyatt Ziva and Zilara Rose Hall, which accounted for an increase of $1.8 million compared to the prior year.

▪
This increase was offset by the Domincian Republic resorts, which accounted for a decrease in Resort EBITDA of $1.3 million compared to the prior year. The Dominican Republic was directly and indirectly effected by hurricanes, airport closures, evacuations and general travel disruptions.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Nine Months Ended September 30, 2017 and 2016

		Occupancy			Net Package ADR			Net Package RevPAR			Total Net Revenue			Resort EBITDA			EBITDA Margin
	Rooms	2017	2016	Pts Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	% Change	2017	2016	Pts Change
Yucatàn Peninsula	2,708	88.5%	85.3%	3.2pts	$280.56	$263.60	6.4%	$248.30	$224.98	10.4%	$209,305	$189,640	10.4%	$93,070	$84,073	10.7%	44.5%	44.3%	0.2pts
Pacific Coast	926	73.0%	69.8%	3.2pts	303.31	277.84	9.2%	221.36	193.80	14.2%	67,377	58,178	15.8%	27,242	20,639	32.0%	40.4%	35.5%	4.9pts
Caribbean Basin	2,496	79.8%	80.0%	(0.2)pts	228.16	225.48	1.2%	181.98	180.33	0.9%	146,026	144,445	1.1%	42,853	43,763	(2.1)%	29.3%	30.3%	(1.0)pts
Total Portfolio	6,130	82.6%	80.8%	1.8pts	$263.00	$250.12	5.1%	$217.24	$202.13	7.5%	$422,708	$392,263	7.8%	$163,165	$148,475	9.9%	38.6%	37.9%	0.7pts

Highlights

Yucatán Peninsula

▪	Net Package RevPAR increased 10.4% over the comparable period in the prior year, driven by an increase in Net Package ADR of 6.4% and an increase in occupancy of 320 basis points.

▪	Resort EBITDA increased $9.0 million or 10.7% over the prior year.

▪	This increase was primarily attributable to the performance of Hyatt Ziva Cancun, which together accounted for a $13.8 million increase in Resort EBITDA compared to the prior year.

▪
This increase was primarily offset by the performance of Gran Caribe and Gran Porto, which accounted for a $4.2 million decrease in Resort EBITDA compared to the prior year. The current year results have been impacted due to renovation disruption as we are converting and re-branding these resorts to the Panama Jack brand. These renovations are on track to be completed by early December.

Pacific Coast

▪	Net Package RevPAR increased 14.2% over the comparable period in the prior year, driven by an increase in Net Package ADR of 9.2% and an increase in occupancy of 320 basis points.

▪	Resort EBITDA increased $6.6 million or 32.0% over the prior year.

▪	This increase was due to increased Resort EBITDA by both hotels in this segment.

Caribbean Basin

▪	Net Package RevPAR increased 0.9% over the prior year, driven by an increase in Net Package ADR of 1.2%, which was offset by a decrease in Occupancy of 20 basis points.

▪	Resort EBITDA decreased $0.9 million, or 2.1%, over the prior year.

▪
This decrease is due to various factors during the year including disruptions from the renovations at our Hyatt Ziva and Zilara Jamaica resort which began in April of this year. Additionally, the resorts in this segment have been directly and indirectly effected by hurricanes, airport closures, evacuations and general travel disruptions, most notably in the most recent quarter.

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